UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2006

MUTUAL FEDERAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Federal (State or other jurisdiction of Incorporation)	000-51867 (Commission File Number)	33-1135091 (I.R.S. Employer Identification No.)
2212 West Cermak Road Chicago, Illinois (Address of principal executive offices)		60608 (Zip Code)

Registrant’s telephone number, including area code (773) 847-7747

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Employment Agreements

On April 4, 2006, Mutual Federal Bancorp, Inc. (the “Company”) and its subsidiary, Mutual Federal Savings and Loan Association of Chicago (the “Bank”), entered into employment agreements with Stephen M. Oksas, the Bank’s President and Chief Executive Officer, John L. Garlanger, its Executive Vice President and Chief Financial Officer, and Julie H. Oksas, its Executive Vice President and Secretary. The agreements were entered into in connection with the closing of the Company’s public offering of 1,091,062 shares, or 30% of its outstanding common stock, at $10.00 per share in a subscription offering (the “Offering”).

The following description of each employment agreement is a summary of the material terms of each agreement and does not purport to be complete, and is qualified in its entirety by reference to each agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

Stephen M. Oksas. The Company and the Bank entered into an employment agreement with Stephen M. Oksas, President and Chief Executive Officer, effective as of the closing of the Offering. The term of the agreement is three years and, subject to board of director approval, will be renewed for successive one-year terms, unless either party gives 90 days’ advance notice of an intention to terminate the agreement. The agreement provides for an annual base salary of $127,438, subject to review from time to time, and may be increased when and to the extent the board of directors, in its discretion, determines. Mr. Oksas may receive a discretionary bonus to the extent determined by the board of directors and will be entitled to participate in benefit plans and other fringe benefits available to the Bank’s executive officers.

Under the agreement, Mr. Oksas’ employment may be terminated at any time for “cause,” as defined in the agreement. If he resigns without “good reason,” the agreement will immediately terminate, and he would be entitled only to unpaid benefits accrued during the term of his employment. If Mr. Oksas chooses to resign with good reason, or the Bank chooses to terminate his employment without cause, he also will be entitled to receive severance in the amount equal to 200% of his then-current base annual salary, plus the average of the sum of the bonuses he earned during the previous three years, in addition to a pro rata bonus for the year of termination based on the prior year’s bonus amount, if any. The agreement also provides for death benefits equal to six months of his then-current annual base salary.

In the event that Mr. Oksas is terminated after a change in control (as defined in the agreement) of the Company, he will be entitled to a lump sum payment equal to three times the sum of (1) his annual base salary; (2) the greater of (a) his bonus amount, if any, for the prior year or (b) his average bonus, if any, for the three preceding years; and (3) the sum of the contributions that the Bank would have made to him during the year under benefit plans and the annual value of any other executive perquisites. The agreement also entitles Mr. Oksas to receive gross-up payments to cover any federal excise taxes payable by him in the event the change in control benefits are deemed to constitute “excess parachute payments” under section 280G of the Code.

The agreement contains certain nonsolicitation provisions that prohibit Mr. Oksas from soliciting, either for his own account or for the benefit of any entity located within a 40 mile radius of any of the Company’s or its subsidiaries’ locations, any clients or employees of the Company or its subsidiaries. These nonsolicitation provisions will remain in effect for a period of one year after the termination of his employment.

Other Executives. The Company and the Bank entered into employment agreements with John L. Garlanger, Executive Vice President and Chief Financial Officer, and Julie H. Oksas, Executive Vice President and Secretary (collectively referred to herein as the “Executives”), which became effective as of the closing of the Offering. The term of the agreement with each Executive is two years and, subject to board of director approval, will automatically renew for an additional year, unless either party gives 90 days’ advance notice of an intention to terminate the agreement.

Mr. Garlanger’s initial base salary is $92,000 and Ms. Oksas’ initial base salary is $39,312, which reflects Ms. Oksas’ part-time schedule. The Bank and Ms. Oksas will periodically review her part-time status and she may switch to a full-time position with a commensurate full-time salary at an undetermined time in the future. Each

Executive’s base salary will be subject to periodic review from time to time, and may be increased when and to the extent the board of directors, in its discretion, determines.

If the Executive chooses to resign with good reason, or the Bank chooses to terminate his/her employment without cause, he/she will be entitled to receive severance in the amount equal to 100% of his/her then-current annual base salary, plus the average of the sum of any bonuses he/she earned during the previous three years, in addition to a pro rata bonus for the year of termination based on the prior year’s bonus amount, if any.

In the event the Executive is terminated after a change of control (as defined in the agreement) of the Company, he/she will be entitled to unpaid benefits accrued during the term of his/her employment, a pro rata bonus for the year of termination based on the prior year’s bonus amount, if any, and a lump-sum payment equal to the sum of: (a) two times annual base salary; plus (b) the greater of his/her bonus amount, if any, for the prior year or his/her average bonus, if any, for the three preceding years; and (c) the sum of contributions that the Bank would have made to him/her during the year under benefit plans and the annual value of any other executive perquisites. The Executive also will be entitled to outplacement counseling services for a reasonable period of time following termination.

Each agreement also contains certain nonsolicitation provisions that prohibit the Executive from soliciting, either for his/her own account or for the benefit of any entity located within a 40 mile radius of any of the Company’s or its subsidiaries’ locations, any clients or employees of the Company or its subsidiaries. These nonsolicitation provisions remain in effect for a period of one year after the termination of his/her employment.

Loan to the Company’s Employee Stock Ownership Plan

In connection with the Offering, the Company established an employee stock ownership plan (“ESOP”) for its eligible employees. In connection with the ESOP’s purchase of approximately 8% of the common stock issued by the Company in the Offering, the Company entered into a loan agreement, dated as of April 4, 2006, with First Bankers Trust Services, Inc., as trustee of the Mutual Federal Bancorp, Inc. Employee Stock Ownership Trust, pursuant to which the Company agreed to lend an amount equal to 100% of the aggregate purchase price of the common stock acquired by the ESOP. The total amount borrowed by the ESOP to fund its purchase of 87,285 shares of the Company’s common stock was $872,850, which amount is secured by a pledge of such shares by the ESOP in favor of the Company.

The loan to the ESOP will be repaid principally from employer contributions to the ESOP over a period of 20 years. The interest rate for the loan to the ESOP is a fixed rate of 7.00% per annum.

The foregoing description of the loan agreement is a summary of the material terms of such agreement and does not purport to be complete, and is qualified in its entirety by reference to the loan agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

Item 8.01.	Other Events.

On April 4, 2006, the Company announced the completion of its minority stock offering. A copy of the press release announcing the closing of the offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

    Exhibit 99.1 Press release dated April 4, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUTUAL FEDERAL BANCORP, INC. By: /s/Stephen M. Oksas Stephen M. Oksas President and Chief Executive Officer

Date: April 4, 2006

INDEX TO EXHIBITS

Exhibit
99.1	Press release dated April 4, 2006.